Exhibit 99.1

KILROY REALTY CORPORATION

Q3 2018 Supplemental Financial Report

One Paseo
(Del Mar, San Diego)

Kilroy Oyster Point
(South San Francisco)

2100 Kettner
(Little Italy, San Diego)

Columbia Square
(Hollywood, Los Angeles)

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2017, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At September 30, 2018, the Company’s stabilized portfolio totaled approximately 13.9 million square feet of office space that was 93.5% occupied, located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP and CAO
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Daniel Ismail	(949) 640-8780
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Mike Carroll	(440) 715-2649
D. A. Davidson		Robert W. Baird & Co.
Barry Oxford	(212) 240-9871	David B. Rodgers	(216) 737-7341
Evercore ISI		Stifel, Nicolaus & Company
Steve Sakwa	(212) 446-9462	John W. Guinee III	(443) 224-1307
Goldman Sachs & Co.		Wells Fargo
Andrew Rosivach	(212) 902-2796	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.33	• Stabilized portfolio was 93.5% occupied and 96.6% leased at quarter-end

• FFO per share of $0.90	• 386,063 square feet of leases commenced in the stabilized portfolio

• Revenues of $186.6 million	• 334,957 square feet of leases executed in the stabilized portfolio

• Same Store GAAP NOI increased 2.3% compared to the prior year	- GAAP rents increased approximately 35.2% from prior levels

• Same Store Cash NOI increased 2.4% compared to the prior year	- Cash rents increased approximately 16.0% from prior levels

Capital Markets Highlights	Strategic Highlights

• In August, issued 98,000 shares of common stock under the ATM offering program	• The retail space at the One Paseo mixed-used development project in the Del Mar
at a weighted average price of $73.24 per share, generating net proceeds of $7.1 million	submarket of San Diego is now 82% leased
million
• In October, commenced GAAP revenue recognition on all 312,000 square feet of
• In August, completed a public offering of 5,000,000 shares of common stock priced	the office space at 100 Hooper, the company’s recently completed development
at $72.10 per share structured as a 12-month forward sale; no shares were sold	project in the SOMA district of San Francisco
during the third quarter

• In October, drew the entire $200.0 million of eight-year, 4.35% unsecured senior notes privately placed in May 2018

• As of the date of this report, $165.0 million was outstanding on our unsecured revolving credit facility

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	9/30/2018	6/30/2018 (1)	3/31/2018	12/31/2017 (1)	9/30/2017 (1)
INCOME ITEMS:
Revenues	$186,562	$187,072	$182,822	$177,561	$181,534
Lease Termination Fees, net	431	1,093	60	198	760
Net Operating Income (2)	131,020	129,465	132,709	127,522	129,495
Capitalized Interest and Debt Costs	19,156	15,811	13,582	13,436	12,180
Net Income Available to Common Stockholders	34,400	27,549	36,246	28,529	66,558
EBITDA, as adjusted (2) (3)	112,085	108,473	117,184	112,565	116,956
Funds From Operations (3) (4) (5) (6)	94,247	88,629	96,285	86,539	89,547
Net Income Available to Common Stockholders per common share – diluted (5)	$0.33	$0.27	$0.36	$0.28	$0.67
Funds From Operations per common share – diluted (3) (5) (6)	$0.90	$0.86	$0.94	$0.85	$0.88
LIQUIDITY ITEMS:
Funds Available for Distribution (4) (5) (7)	$68,758	$51,953	$75,537	$51,177	$60,508
Dividends per common share (5)	$0.455	$0.455	$0.425	$0.425	$0.425
RATIOS:
Net Operating Income Margins	70.2%	69.2%	72.6%	71.8%	71.3%
Interest Coverage Ratio	3.8x	3.9x	4.5x	4.2x	4.3x
Fixed Charge Coverage Ratio	3.8x	3.9x	4.5x	4.2x	4.2x
FFO Payout Ratio (3) (6)	49.6%	52.7%	44.5%	49.5%	47.7%
FAD Payout Ratio (7)	68.0%	89.9%	56.8%	83.6%	70.6%
ASSETS:
Real Estate Held for Investment before Depreciation	$8,329,580	$8,138,413	$7,645,666	$7,417,777	$7,239,856
Total Assets	7,562,236	7,384,784	6,965,932	6,802,838	6,838,299
CAPITALIZATION: (8)
Total Debt	$2,891,725	$2,807,627	$2,563,517	$2,364,395	$2,449,025
Total Common Equity and Noncontrolling Interests in the Operating Partnership	7,367,745	7,762,978	7,160,602	7,517,070	7,144,676
Total Market Capitalization	10,259,470	10,570,605	9,724,119	9,881,465	9,593,701
Total Debt / Total Market Capitalization	28.2%	26.6%	26.4%	23.9%	25.5%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 32-33 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $5.6 million of provision for bad debts for the three months ended June 30, 2018, $37.3 million of gains on sales of depreciable operating properties and a $0.4 million gain on sale of land for the three months ended September 30, 2017, and a $5.3 million loss on early extinguishment of debt for the three months ended December 31, 2017.

(2)	Please refer to pages 34-35 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(3)
EBITDA, as adjusted, and Funds From Operations include $5.6 million of provision for bad debts and a $0.4 million gain on sale of land for the three months ended June 30, 2018 and September 30, 2017, respectively. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

(4)
Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(5)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(6)
Funds From Operations for the three months ended December 31, 2017 includes a $5.3 million loss on early extinguishment of debt. Funds From Operations for the three months ended September 30, 2017 includes a $3.7 million or $0.04 per share non-cash charge related to the original issuance costs of Series H preferred stock that was redeemed on August 15, 2017.

(7)	Funds Available for Distribution for the three months ended December 31, 2017 includes a $5.0 million cash loss on early extinguishment of debt.

(8)	Please refer to page 26 for additional information regarding our capital structure.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an updated guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2018 of $3.54 to $3.61 per share with a midpoint of $3.58 per share.

	Full Year 2018 Range at September 30, 2018
	Low End	High End
Net income available to common stockholders per share - diluted	$1.30	$1.36

Weighted average common shares outstanding - diluted (1)	100,700	100,700

Net income available to common stockholders	$131,000	$137,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,600	3,000
Net income attributable to noncontrolling interests in consolidated property partnerships	14,500	15,500
Depreciation and amortization of real estate assets	244,000	244,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(23,500)	(24,500)
Funds From Operations (2)	$368,600	$375,000

Weighted average common shares and units outstanding - diluted (3)	104,000	104,000

FFO per common share/unit - diluted (3)	$3.54	$3.61

Key 2018 assumptions include:

•	Dispositions of approximately $375.0 million

•	Same store cash net operating income growth of 2% to 3% (2)

•	Year-end occupancy of 94.0% to 94.5%

•	Net operating income margin of approximately 70.5% to 71.0% (2)

•	Remaining development spending of approximately $125.0 million to $150.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.

(2)	See pages 29-31 for Management Statements on Funds From Operations, Same Store Cash Net Operating Income and Net Operating Income and page 33 for the definition of Net Operating Income Margin.

(3)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2018, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017

High Price	$76.67	$77.34	$74.27	$76.18	$75.69
Low Price	$69.67	$68.96	$63.72	$70.17	$67.47
Closing Price	$71.69	$75.64	$70.96	$74.65	$71.12

Dividends per share – annualized	$1.82	$1.82	$1.70	$1.70	$1.70

Closing common shares (in 000’s) (1) (2)	100,747	100,560	98,840	98,620	98,382
Closing common partnership units (in 000’s) (1)	2,025	2,071	2,071	2,077	2,077
	102,772	102,631	100,911	100,697	100,459

________________________

(1)	As of the end of the period.

(2)	In the third quarter of 2018, the Company issued 98,000 common shares under its ATM offering programs at a weighted average price of $73.24 per share before selling commissions.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
ASSETS:
Land and improvements	$1,127,100	$1,127,100	$1,127,100	$1,076,172	$1,076,172
Buildings and improvements	5,056,050	5,017,999	4,987,617	4,908,797	4,871,667
Undeveloped land and construction in progress	2,146,430	1,993,314	1,530,949	1,432,808	1,292,017
Total real estate assets held for investment	8,329,580	8,138,413	7,645,666	7,417,777	7,239,856
Accumulated depreciation and amortization	(1,411,529)	(1,361,811)	(1,312,612)	(1,264,162)	(1,216,358)
Total real estate assets held for investment, net	6,918,051	6,776,602	6,333,054	6,153,615	6,023,498
Cash and cash equivalents	86,517	50,817	53,069	57,649	64,954
Restricted cash	—	—	—	9,149	179,276
Marketable securities	23,353	22,519	21,572	20,674	18,851
Current receivables, net	17,519	15,144	17,602	16,926	18,626
Deferred rent receivables, net	261,003	256,558	251,744	246,391	238,959
Deferred leasing costs and acquisition-related intangible assets, net	183,118	186,649	181,567	183,728	185,420
Prepaid expenses and other assets, net	72,675	76,495	107,324	114,706	108,715
TOTAL ASSETS	$7,562,236	$7,384,784	$6,965,932	$6,802,838	$6,838,299
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$336,866	$338,189	$339,501	$340,800	$465,828
Unsecured debt, net	2,207,049	2,156,521	2,155,794	2,006,263	1,909,381
Unsecured line of credit	330,000	295,000	50,000	—	60,000
Accounts payable, accrued expenses and other liabilities	360,674	278,508	223,973	249,637	271,405
Accrued dividends and distributions	47,411	47,348	43,512	43,448	43,324
Deferred revenue and acquisition-related intangible liabilities, net	149,059	146,741	149,563	145,890	145,556
Rents received in advance and tenant security deposits	56,258	58,604	56,117	56,484	46,925
Total liabilities	3,487,317	3,320,911	3,018,460	2,842,522	2,942,419
Equity:
Stockholders’ Equity
Common stock	1,007	1,006	988	986	984
Additional paid-in capital	3,965,405	3,951,289	3,816,385	3,822,492	3,797,546
Distributions in excess of earnings	(161,654)	(149,368)	(130,514)	(122,685)	(108,667)
Total stockholders’ equity	3,804,758	3,802,927	3,686,859	3,700,793	3,689,863
Noncontrolling Interests
Common units of the Operating Partnership	76,486	78,223	77,240	77,948	77,911
Noncontrolling interests in consolidated property partnerships	193,675	182,723	183,373	181,575	128,106
Total noncontrolling interests	270,161	260,946	260,613	259,523	206,017
Total equity	4,074,919	4,063,873	3,947,472	3,960,316	3,895,880
TOTAL LIABILITIES AND EQUITY	$7,562,236	$7,384,784	$6,965,932	$6,802,838	$6,838,299

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Rental income	$162,288	$159,954	$489,674	$475,527
Tenant reimbursements	21,754	19,665	60,471	58,228
Other property income	2,520	1,915	6,311	7,685
Total revenues	186,562	181,534	556,456	541,440
EXPENSES
Property expenses	35,163	33,070	99,401	97,615
Real estate taxes	17,462	16,371	52,421	50,878
Provision for bad debts	1,338	1,036	6,714	2,743
Ground leases	1,579	1,562	4,726	4,751
General and administrative expenses	19,277	14,514	56,599	43,750
Depreciation and amortization	62,700	62,567	189,421	185,737
Total expenses	137,519	129,120	409,282	385,474
OTHER (EXPENSES) INCOME
Interest income and other net investment gain/loss	342	1,526	1,147	3,629
Interest expense	(11,075)	(16,151)	(37,285)	(51,476)
Total other (expenses) income	(10,733)	(14,625)	(36,138)	(47,847)
INCOME FROM OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	38,310	37,789	111,036	108,119
Net gain on sale of land	—	449	—	449
Gains on sales of depreciable operating properties	—	37,250	—	39,507
NET INCOME	38,310	75,488	111,036	148,075
Net income attributable to noncontrolling common units of the Operating Partnership	(691)	(1,394)	(2,008)	(2,633)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,219)	(2,984)	(10,833)	(9,359)
Total income attributable to noncontrolling interests	(3,910)	(4,378)	(12,841)	(11,992)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	34,400	71,110	98,195	136,083
Preferred dividends	—	(808)	—	(5,774)
Original issuance costs of redeemed preferred stock	—	(3,744)	—	(7,589)
Total preferred dividends	—	(4,552)	—	(13,363)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$34,400	$66,558	$98,195	$122,720
Weighted average common shares outstanding – basic	100,677	98,352	99,711	98,009
Weighted average common shares outstanding – diluted	101,228	98,912	100,209	98,591
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.34	$0.67	$0.97	$1.24
Net income available to common stockholders per share – diluted	$0.33	$0.67	$0.97	$1.23

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$34,400	$66,558	$98,195	$122,720
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	691	1,394	2,008	2,633
Net income attributable to noncontrolling interests in consolidated property partnerships	3,219	2,984	10,833	9,359
Depreciation and amortization of real estate assets	61,609	61,141	186,242	181,875
Gains on sales of depreciable real estate	—	(37,250)	—	(39,507)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(5,672)	(5,280)	(18,117)	(16,832)
Funds From Operations (1)(2)	$94,247	$89,547	$279,161	$260,248
Weighted average common shares/units outstanding – basic (3)	103,841	101,618	102,923	101,353
Weighted average common shares/units outstanding – diluted (4)	104,393	102,178	103,421	101,936
FFO per common share/unit – basic (1)	$0.91	$0.88	$2.71	$2.57
FFO per common share/unit – diluted (1)	$0.90	$0.88	$2.70	$2.55
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$94,247	$89,547	$279,161	$260,248
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(26,218)	(22,689)	(75,066)	(58,545)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,811)	(4,151)	(13,680)	(12,394)
Net effect of straight-line rents	(4,445)	(9,640)	(14,612)	(24,091)
Amortization of net below market rents (6)	(2,166)	(2,423)	(7,647)	(6,026)
Amortization of deferred financing costs and net debt discount/premium	234	438	816	1,261
Non-cash amortization of share-based compensation awards	6,634	4,651	18,901	13,617
Original issuance costs of redeemed preferred stock	—	3,744	—	7,589
Other lease related adjustments, net (7)	3,447	(205)	4,001	(598)
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,836	1,236	4,374	3,247
Funds Available for Distribution (1)	$68,758	$60,508	$196,248	$184,308

________________________

(1)
See page 31 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.8 million and $4.2 million for the three months ended September 30, 2018 and 2017, respectively, and $13.7 million and $12.4 million for the nine months ended September 30, 2018 and 2017, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options, contingently issuable shares, and shares issuable under forward equity sale agreements and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes other cash and non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP Net Cash Provided by Operating Activities	$128,372	$98,126	$317,215	$276,542
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(26,218)	(22,689)	(75,066)	(58,545)
Net gain on sale of land	—	449	—	449
Preferred dividends	—	(808)	—	(5,774)
Depreciation of non-real estate furniture, fixtures and equipment	(1,091)	(1,426)	(3,179)	(3,862)
Provision for uncollectible tenant receivables	(56)	(677)	(5,033)	(1,297)
Net changes in operating assets and liabilities (1)	(25,520)	(5,089)	(15,056)	(3,000)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(3,836)	(4,044)	(13,743)	(13,585)
Cash adjustments related to investing and financing activities	(2,893)	(3,334)	(8,890)	(6,620)

Funds Available for Distribution(2)	$68,758	$60,508	$196,248	$184,308

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 31 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Total Same Store Portfolio
Office Portfolio
Number of properties	98	98		98	98
Square Feet	13,380,604	13,380,604		13,380,604	13,380,604
Percent of Stabilized Portfolio	96.3%	97.5%		96.3%	97.5%
Average Occupancy	92.9%	94.3%		94.2%	94.8%

Operating Revenues:
Rental income	$154,024	$150,661	2.2%	$465,886	$448,457	3.9%
Tenant reimbursements	21,185	19,211	10.3%	59,313	56,794	4.4%
Other property income	2,515	1,693	48.6%	6,303	6,390	(1.4)%
Total operating revenues	177,724	171,565	3.6%	531,502	511,641	3.9%
Operating Expenses:
Property expenses	33,502	31,148	7.6%	95,114	92,003	3.4%
Real estate taxes	16,892	14,983	12.7%	49,486	46,919	5.5%
Provision for bad debts	107	1,020	(89.5)%	5,458	2,651	105.9%
Ground leases	1,579	1,562	1.1%	4,726	4,751	(0.5)%
Total operating expenses	52,080	48,713	6.9%	154,784	146,324	5.8%
GAAP Net Operating Income	$125,644	$122,852	2.3%	$376,718	$365,317	3.1%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change
Total operating revenues	$166,207	$159,254	4.4%	$499,102	$479,537	4.1%
Total operating expenses	51,972	47,657	9.1%	149,324	143,544	4.0%
Cash Net Operating Income	$114,235	$111,597	2.4%	$349,778	$335,993	4.1%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of September 30, 2018. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.

(2)	Please refer to page 34 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	9/30/2018	6/30/2018	9/30/2018
Greater Los Angeles
101 Corridor	4	1.0%	2.2%	309,438	90.7%	89.5%	91.8%
El Segundo	5	5.1%	7.9%	1,093,050	99.3%	99.3%	99.5%
Hollywood	6	6.2%	5.8%	806,557	97.3%	97.8%	98.4%
Long Beach	7	3.2%	6.8%	949,910	91.3%	90.8%	95.1%
West Hollywood	4	1.9%	1.3%	178,699	95.4%	91.3%	95.4%
West Los Angeles	10	7.1%	6.1%	844,151	91.5%	90.9%	91.5%
Total Greater Los Angeles	36	24.5%	30.1%	4,181,805	94.7%	94.3%	95.9%
Total Orange County	1	1.2%	2.0%	271,556	89.6%	89.6%	90.3%
San Diego County
Del Mar	14	9.3%	9.8%	1,351,044	99.6%	99.6%	100.0%
I-15 Corridor	5	2.7%	4.0%	551,903	74.4%	96.3%	79.1%
Point Loma	1	0.4%	0.7%	103,900	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.3%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	12.6%	14.8%	2,054,693	92.6%	98.5%	94.2%
San Francisco Bay Area
Menlo Park	7	3.0%	2.7%	378,358	95.7%	95.7%	99.1%
Mountain View	4	5.1%	3.9%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.7%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.2%	2.5%	347,269	99.1%	99.1%	100.0%
San Francisco	8	25.5%	20.2%	2,808,102	90.0%	90.0%	97.9%
South San Francisco	3	1.1%	1.0%	145,530	78.5%	78.5%	78.5%
Sunnyvale	8	7.1%	6.7%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	34	47.7%	38.2%	5,317,300	93.8%	93.8%	98.3%
Greater Seattle
Bellevue	2	5.6%	6.5%	905,225	86.5%	84.7%	98.3%
Kirkland	4	1.6%	2.0%	279,924	98.8%	98.8%	98.8%
Lake Union	6	6.8%	6.4%	880,990	94.4%	93.5%	94.4%
Total Greater Seattle	12	14.0%	14.9%	2,066,139	91.5%	90.4%	96.7%
TOTAL STABILIZED OFFICE PORTFOLIO	104	100.0%	100.0%	13,891,493	93.5%	94.0%	96.6%

				Total No. of Units	Average Residential Occupancy
RESIDENTIAL PROPERTY		Submarket	Buildings		Quarter-to-Date	Year-to-Date
Greater Los Angeles
1550 N. El Centro Avenue		Hollywood	1	200	83.1%	83.3%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
92.9%	94.1%

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Los Angeles, California
23925 Park Sorrento	101 Corridor	11,873	100.0%
23975 Park Sorrento	101 Corridor	104,797	88.8%
24025 Park Sorrento	101 Corridor	108,670	100.0%
2829 Townsgate Road	101 Corridor	84,098	79.5%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	99.5%
999 N. Sepulveda Boulevard	El Segundo	128,588	95.0%
1500 N. El Centro Avenue	Hollywood	104,504	100.0%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	81.1%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	94.8%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	91.9%
3780 Kilroy Airport Way	Long Beach	219,745	77.2%
3800 Kilroy Airport Way	Long Beach	192,476	96.1%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	91.4%
8560 W. Sunset Boulevard	West Hollywood	71,875	100.0%
8570 W. Sunset Boulevard	West Hollywood	43,603	97.0%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	87.6%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	91.9%
12233 W. Olympic Boulevard	West Los Angeles	151,029	97.8%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	0.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	100.0%
501 Santa Monica Boulevard	West Los Angeles	76,803	84.2%
Total Greater Los Angeles		4,181,805	94.7%

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Orange County, California
2211 Michelson Drive	Irvine	271,556	89.6%
Total Orange County		271,556	89.6%

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	88,377	100.0%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	100.0%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	94.4%
13500 Evening Creek Drive North	I-15 Corridor	148,669	16.5%
13520 Evening Creek Drive North	I-15 Corridor	146,701	94.2%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,054,693	92.6%

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	71.5%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	59.0%
303 Second Street	San Francisco	740,047	89.8%
201 Third Street	San Francisco	346,538	98.8%
360 Third Street	San Francisco	429,796	99.6%
250 Brannan Street	San Francisco	100,850	100.0%
301 Brannan Street	San Francisco	82,834	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
350 Mission Street	San Francisco	455,340	98.1%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	52.2%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		5,317,300	93.8%

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.3%
10900 NE 4th Street	Bellevue	416,755	72.6%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	96.7%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	83.0%
701 N. 34th Street	Lake Union	138,994	77.9%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,139	91.5%

TOTAL		13,891,493	93.5%

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft.	TI/LC Per Sq.Ft. /Year	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	14	9	231,514	154,549	33.0%	$39.31	$6.94	(2.8)%	(13.6)%	68
Year to Date	57	40	630,883	846,490	48.9%	47.65	7.15	20.7%	7.0%	80

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	TI/LC Per Sq.Ft. /Year	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	20	9	180,408	154,549	$61.54	$7.94	35.2%	16.0%	93
Year to Date (5) (6)	65	40	1,104,906	846,490	53.72	6.65	30.6%	11.0%	97

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three and nine months ended September 30, 2018, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three and nine months ended September 30, 2018, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(4)	During the three months ended September 30, 2018, 15 new leases totaling 155,396 square feet were signed but not commenced as of September 30, 2018.

(5)	Excludes a 110,000 square foot lease executed at 345 Brannan Street in San Francisco, which the Company is committed to acquire by the end of 2018.

(6)	During the nine months ended September 30, 2018, 35 new leases totaling 783,649 square feet were signed but not commenced as of September 30, 2018.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2018	Q3 2018	Q2 2018	Q1 2018
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$6,755	$4,499	$1,235	$1,021

Tenant Improvements & Leasing Commissions (2)	14,368	8,384	4,866	1,118

Total	$21,123	$12,883	$6,101	$2,139

	Total 2018	Q3 2018	Q2 2018	Q1 2018
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$16,197	$7,851	$5,671	$2,675

Tenant Improvements & Leasing Commissions (2)	58,869	18,367	29,183	11,319

Total	$75,066	$26,218	$34,854	$13,994

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2018 (2)	22	296,036	2.4%	$11,868	2.1%	$40.09
2019 (2)	105	1,460,791	11.5%	60,539	10.6%	41.44
2020	106	1,597,639	12.6%	65,828	11.4%	41.20
2021	91	921,638	7.2%	39,862	7.0%	43.25
2022	62	771,631	6.1%	31,713	5.5%	41.10
2023	75	1,290,842	10.2%	67,023	11.7%	51.92
2024	43	1,033,829	8.1%	44,039	7.7%	42.60
2025	24	434,811	3.4%	20,739	3.6%	47.70
2026	22	1,263,169	9.9%	49,837	8.7%	39.45
2027	18	1,054,531	8.3%	43,555	7.6%	41.30
2028 and beyond	35	2,585,741	20.3%	137,696	24.1%	53.25
Total (3)	603	12,710,658	100.0%	$572,699	100.0%	$45.06

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
Adjusting for leasing transactions executed as of September 30, 2018 but not yet commenced, the remaining 2018 and 2019 expirations would be reduced by 93,993 square feet and 598,491 square feet, respectively.

(3)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of September 30, 2018, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of September 30, 2018.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2018	Greater Los Angeles	11	59,298	0.5%	$2,263	0.4%	$38.16
	Orange County	—	—	—%	—	—%	—
	San Diego	3	102,189	0.8%	3,874	0.7%	37.91
	San Francisco Bay Area	4	76,849	0.6%	4,103	0.7%	53.39
	Greater Seattle	4	57,700	0.5%	1,628	0.3%	28.21
	Total	22	296,036	2.4%	$11,868	2.1%	$40.09

2019	Greater Los Angeles	50	305,503	2.4%	$10,679	1.9%	$34.96
	Orange County	6	77,875	0.6%	3,235	0.6%	41.54
	San Diego	15	199,286	1.6%	7,293	1.3%	36.60
	San Francisco Bay Area	18	683,090	5.4%	32,840	5.7%	48.08
	Greater Seattle	16	195,037	1.5%	6,492	1.1%	33.29
	Total	105	1,460,791	11.5%	$60,539	10.6%	$41.44

2020	Greater Los Angeles	57	508,904	4.0%	$20,194	3.5%	$39.68
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	17	342,920	2.7%	13,256	2.3%	38.66
	San Francisco Bay Area	23	623,313	4.9%	28,579	5.0%	45.85
	Greater Seattle	4	83,976	0.7%	2,561	0.4%	30.50
	Total	106	1,597,639	12.6%	$65,828	11.4%	$41.20

2021	Greater Los Angeles	53	346,073	2.7%	$13,697	2.5%	$39.58
	Orange County	5	72,299	0.6%	2,556	0.4%	35.35
	San Diego	11	181,546	1.4%	7,583	1.3%	41.77
	San Francisco Bay Area	12	266,788	2.1%	14,336	2.5%	53.74
	Greater Seattle	10	54,932	0.4%	1,690	0.3%	30.77
	Total	91	921,638	7.2%	$39,862	7.0%	$43.25

2022	Greater Los Angeles	38	336,949	2.6%	$14,918	2.6%	$44.27
	Orange County	2	6,898	0.1%	269	—%	39.00
	San Diego	5	186,626	1.5%	6,337	1.1%	33.96
	San Francisco Bay Area	7	122,134	1.0%	6,290	1.1%	51.50
	Greater Seattle	10	119,024	0.9%	3,899	0.7%	32.76
	Total	62	771,631	6.1%	$31,713	5.5%	$41.10

2023 and Beyond	Greater Los Angeles	81	2,252,882	17.7%	$99,660	17.4%	$44.24
	Orange County	4	43,151	0.3%	1,652	0.3%	38.28
	San Diego	29	858,620	6.8%	38,646	6.7%	45.01
	San Francisco Bay Area	60	3,167,509	24.9%	171,623	30.0%	54.18
	Greater Seattle	43	1,340,761	10.5%	51,308	9.0%	38.27
	Total	217	7,662,923	60.2%	$362,889	63.4%	$47.36

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2018 and 2019
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2018:
Q4 2018	22	296,036	2.4%	$11,868	2.1%	$40.09
Total 2018 (2)	22	296,036	2.4%	$11,868	2.1%	$40.09

2019:
Q1 2019	25	543,873	4.3%	$22,572	3.9%	$41.50
Q2 2019	22	216,703	1.7%	8,223	1.4%	37.95
Q3 2019	31	453,330	3.6%	19,018	3.3%	41.95
Q4 2019	27	246,885	1.9%	10,726	2.0%	43.45
Total 2019 (2)	105	1,460,791	11.5%	$60,539	10.6%	$41.44

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
Adjusting for leasing transactions executed as of September 30, 2018 but not yet commenced, the remaining 2018 and 2019 expirations would be reduced by 93,993 square feet and 598,491 square feet, respectively.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
Adobe Systems, Inc. (3)	San Francisco Bay Area / Greater Seattle	$28,625	412,302	5.0%	3.0%
LinkedIn Corporation	San Francisco Bay Area	28,344	663,239	5.0%	4.8%
salesforce.com, inc.	San Francisco Bay Area	23,449	444,273	4.1%	3.2%
DIRECTV, LLC	Greater Los Angeles	23,152	684,411	4.0%	4.9%
Box, Inc.	San Francisco Bay Area	22,441	371,792	3.9%	2.7%
Riot Games, Inc.	Greater Los Angeles	15,514	251,509	2.7%	1.8%
Synopsys, Inc.	San Francisco Bay Area	15,492	340,913	2.7%	2.5%
Dropbox, Inc.	San Francisco Bay Area	13,960	264,888	2.4%	1.9%
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	2.4%	1.5%
AppDynamics, Inc.	San Francisco Bay Area	10,792	147,288	1.9%	1.1%
Concur Technologies	Greater Seattle	10,643	288,322	1.9%	2.1%
Capital One, N.A.	San Francisco Bay Area	9,170	117,993	1.6%	0.8%
AMN Healthcare, Inc.	San Diego County	9,001	176,075	1.6%	1.3%
Stanford University School of Medicine	San Francisco Bay Area	8,461	128,688	1.5%	0.9%
Neurocrine Biosciences, Inc.	San Diego County	7,246	161,093	1.3%	1.2%

Total Top Fifteen Tenants		$240,008	4,664,129	42.0%	33.7%

________________________

(1)	The information presented is as of September 30, 2018.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

(3)	Includes annualized base rental revenues from the lease at 100 Hooper, which commenced in October 2018.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

2018 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
345, 347 & 349 Oyster Point Boulevard, South San Francisco, CA	South San Francisco	January	3	145,530	$111.0

2nd Quarter
None

3rd Quarter
None

TOTAL			3	145,530	$111.0

________________________

(1)	Excludes acquisition-related costs.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 34, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 9/30/2018 (3)	Office % Leased	Total Project % Leased
TENANT IMPROVEMENT (1)

Office
San Francisco Bay Area
100 Hooper (4)	SOMA	4Q 2016	2Q 2019	400,000	$270.0	$220.6	100%	86%
The Exchange on 16th (5)	Mission Bay	2Q 2015	2Q 2019 - 3Q 2020	750,000	570.0	429.0	100%	99%

TOTAL:				1,150,000	$840.0	$649.6	100%	95%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 9/30/2018 (3)	Office % Leased	Retail % Leased

Office
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2020	650,000	$380.0	$147.1	—%	—%
Mixed-Use
Greater Los Angeles
Academy on Vine - Phase I (Office and Retail) (6)	Hollywood	1Q 2018	1Q 2021	306,000 Office 24,000 Retail	260.0	88.1	—%	—%
San Diego County
One Paseo - Phases I and II (Retail and Residential) (7)	Del Mar	4Q 2016	1Q 2019 - 3Q 2020	96,000 Retail 608 Resi Units	465.0	296.8	N/A	82%

TOTAL:					$1,105.0	$532.0	—%	59%

________________________

(1)	Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

(2)
For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For residential, represents when construction is complete and the project is available for occupancy. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope.

(3)	Represents costs incurred as of September 30, 2018, excluding accrued liabilities recorded in accordance with GAAP.

(4)
The office component of this project, which consists of approximately 312,000 rentable square feet, is 100% leased to Adobe Systems, Inc. and commenced in October 2018. The remaining space will be completed in phases through the stabilization date.

(5)
The Company signed a 15-year lease for 100% of the office space with Dropbox, Inc. The lease with Dropbox, Inc. will commence in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019. The estimated stabilization dates for Phase I, Phase II, and Phase III are the second quarter of 2019, the fourth quarter of 2019, and the third quarter of 2020, respectively.

(6)	Development for this project will occur in phases. Phase I includes the project’s overall infrastructure and site work, 306,000 square feet of office space and 24,000 square feet of retail space.

(7)
Development for this project will occur in phases. Phases I & II includes the project’s overall infrastructure and site work, 608 residential units and approximately 96,000 square feet of retail space.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE:	Location	Approx. Developable Square Feet / Resi Units (1)	Total Cash Costs Incurred as of 9/30/2018 (2)

Greater Los Angeles
Academy on Vine - Phase II (Residential)	Hollywood	200 Resi Units	$39.3
San Diego County
One Paseo - Phase III (Office)	Del Mar	285,000	68.5
2100 Kettner	Little Italy	175,000	22.9
9455 Towne Centre Drive	University Towne Center	150,000	15.6
Santa Fe Summit – Phases II and III	56 Corridor	600,000	78.1
San Francisco Bay Area
Kilroy Oyster Point	South San Francisco	2,500,000	332.5
Flower Mart	SOMA	TBD	220.1
TOTAL:			$777.0

________________________

(1)
The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.

(2)	Represents costs incurred as of September 30, 2018, excluding accrued liabilities recorded in accordance with GAAP.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Capital Structure
As of September 30, 2018
($ in thousands)

	Shares/Units September 30, 2018	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1) (2)
Unsecured Line of Credit		$330,000	3.2%
Unsecured Term Loan Facility		150,000	1.5%
Unsecured Senior Notes due 2020		250,000	2.4%
Unsecured Senior Notes due 2023		300,000	2.9%
Unsecured Senior Notes due 2024		425,000	4.2%
Unsecured Senior Notes due 2025		400,000	3.9%
Unsecured Senior Notes Series A due 2026		50,000	0.5%
Unsecured Senior Notes due 2029		400,000	3.9%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.4%
Secured Debt		336,725	3.3%
Total Debt		$2,891,725	28.2%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
Common limited partnership units outstanding (4)	2,025,287	$145,193	1.4%
Shares of common stock outstanding (3) (5)	100,746,988	7,222,552	70.4%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,367,745	71.8%
TOTAL MARKET CAPITALIZATION		$10,259,470	100.0%

________________________

(1)
In May, the Company completed a private placement of $200.0 million of eight-year, 4.35% unsecured senior notes (“Series B Notes due 2026”) with a delayed draw option. The table above does not reflect any amounts pertaining to the Series B Notes due 2026 since there were no amounts drawn or outstanding as of September 30, 2018. In October, the Company drew the full amount of the Series B Notes due 2026, the proceeds of which were used to repay a portion of the outstanding balance on our unsecured revolving credit facility. As of the date of this report, $165.0 million was outstanding on our unsecured revolving credit facility.

(2)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(3)	Value based on closing share price of $71.69 as of September 30, 2018.

(4)	Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

(5)
In August, the Company completed a public offering of 5,000,000 shares of common stock priced at $72.10 per share structured as a 12-month forward sale. Shares of common stock outstanding do not include any amounts related to this public offering as the Company has not sold any shares under the forward structure as of the date of this report.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Debt Analysis
As of September 30, 2018

TOTAL DEBT COMPOSITION (1)
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	88.4%	4.0%	6.3
Secured Debt	11.6%	4.4%	6.7
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	16.6%	3.2%	3.8
Fixed-Rate Debt	83.4%	4.2%	6.8

Stated Interest Rate		4.1%	6.3

GAAP Effective Rate		4.0%

GAAP Effective Rate Including Debt Issuance Costs		4.2%

KEY DEBT COVENANTS (1)
	Covenant	Actual Performance as of September 30, 2018
Unsecured Credit and Term Loan Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	28%
Fixed charge coverage ratio	greater than 1.5x	3.7x
Unsecured debt ratio	greater than 1.67x	3.18x
Unencumbered asset pool debt service coverage	greater than 1.75x	5.02x

Unsecured Senior Notes due 2020, 2023, 2024, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	9.2x
Secured debt to total asset value	less than 40%	4%
Unencumbered asset pool value to unsecured debt	greater than 150%	300%

________________________

(1)
In May, the Company completed a private placement of $200.0 million of eight-year, 4.35% unsecured senior notes (“Series B Notes due 2026”) with a delayed draw option. The tables above do not reflect any amounts pertaining to the Series B Notes due 2026 since there were no amounts drawn or outstanding as of September 30, 2018. In October, the Company drew the full amount of the Series B Notes due 2026, the proceeds of which were used to repay a portion of the outstanding balance on our unsecured revolving credit facility. As of the date of this report, $165.0 million was outstanding on our unsecured revolving credit facility.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2018	2019	2020	2021	2022	After 2022	Total (2)

Unsecured Debt: (3)
Floating	3.23%	3.23%	7/31/2022					$330,000		$330,000
Floating	3.23%	3.23%	7/31/2022					150,000		150,000
Fixed	6.63%	6.74%	6/1/2020			250,000				250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	3.45%	3.47%	12/15/2024						425,000	425,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	4.30%	4.30%	7/18/2026						50,000	50,000
Fixed	3.35%	3.35%	2/17/2027						175,000	175,000
Fixed	3.45%	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.04%	4.08%		—	—	250,000	—	480,000	1,825,000	2,555,000

Secured Debt:
Fixed (4)	6.05%	3.50%	6/1/2019	470	74,479					74,949
Fixed	3.57%	3.57%	12/1/2026			3,224	3,341	3,462	159,973	170,000
Fixed	4.48%	4.48%	7/1/2027	444	1,830	1,913	2,001	2,092	83,496	91,776

Total secured debt	4.37%	3.80%		914	76,309	5,137	5,342	5,554	243,469	336,725

Total	4.08%	4.05%		$914	$76,309	$255,137	$5,342	$485,554	$2,068,469	$2,891,725

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(3)
In May, the Company completed a private placement of $200.0 million of eight-year, 4.35% unsecured senior notes (“Series B Notes due 2026”) with a delayed draw option. The table above does not reflect any amounts pertaining to the Series B Notes due 2026 notes since there were no amounts drawn or outstanding as of September 30, 2018. In October, the Company drew the full amount of the Series B Notes due 2026. In October, the Company drew the full amount of the Series B Notes due 2026, the proceeds of which were used to repay a portion of the outstanding balance on our unsecured revolving credit facility. As of the date of this report, $165.0 million was outstanding on our unsecured revolving credit facility.

(4)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on October 24, 2018 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of September 30, 2018. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income Available to Common Stockholders	$34,400	$66,558	$98,195	$122,720
Net income attributable to noncontrolling common units of the Operating Partnership	691	1,394	2,008	2,633
Net income attributable to noncontrolling interests in consolidated property partnerships	3,219	2,984	10,833	9,359
Total preferred dividends	—	4,552	—	13,363
Net Income	38,310	75,488	111,036	148,075
Adjustments:
General and administrative expenses	19,277	14,514	56,599	43,750
Depreciation and amortization	62,700	62,567	189,421	185,737
Interest income and other net investment gain/loss	(342)	(1,526)	(1,147)	(3,629)
Interest expense	11,075	16,151	37,285	51,476
Net gain on sale of land	—	(449)	—	(449)
Gains on sales of depreciable operating properties	—	(37,250)	—	(39,507)
Net Operating Income, as defined (1)	131,020	129,495	393,194	385,453
Wholly-Owned Properties	114,613	112,047	340,693	331,442
Consolidated property partnerships: (2)
100 First Street (3)	2,345	4,442	11,601	13,040
303 Second Street (3)	8,303	7,177	23,631	23,707
Crossing/900 (4)	5,759	5,829	17,269	17,264
Net Operating Income, as defined (1)	131,020	129,495	393,194	385,453
Non-Same Store GAAP Net Operating Income (5)	(5,376)	(6,643)	(16,476)	(20,136)
Same Store GAAP Net Operating Income	125,644	122,852	376,718	365,317
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(11,517)	(12,311)	(32,400)	(32,104)
GAAP Operating Expenses Adjustments, net (7)	108	1,056	5,460	2,780
Same Store Cash Net Operating Income	$114,235	$111,597	$349,778	$335,993

________________________

(1)	Please refer to pages 29-30 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)	For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one development project added to the stabilized portfolio in the first quarter of 2017, three office properties we acquired in the first quarter of 2018, ten office properties disposed of during the third quarter of 2017, one office property disposed of during the first quarter of 2017 and expenses for certain of our in-process, near-term and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and the provision for bad debts.

Kilroy Realty Corporation
Third Quarter 2018 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended September 30,
	2018	2017
Net Income Available to Common Stockholders	$34,400	$66,558
Interest expense	11,075	16,151
Depreciation and amortization	62,700	62,567
Net income attributable to noncontrolling common units of the Operating Partnership	691	1,394
Net income attributable to noncontrolling interests in consolidated property partnerships	3,219	2,984
Gains on sales of depreciable operating properties	—	(37,250)
Preferred dividends	—	808
Original issuance costs of redeemed preferred stock	—	3,744
EBITDA, as adjusted (1)	$112,085	$116,956

________________________

(1)
Please refer to page 30 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.